                                                                      Exhibit 25

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------

                                    FORM T-1

                         Statement of Eligibility Under
                      the Trust Indenture Act of 1939 of a
                    Corporation Designated to Act as Trustee

               Check if an Application to Determine Eligibility of
                  a Trustee Pursuant to Section 305(b)(2) ____

             -------------------------------------------------------

                         U.S. BANK NATIONAL ASSOCIATION
               (Exact name of Trustee as specified in its charter)

                                   31-0841368
                       I.R.S. Employer Identification No.

          180 East Fifth Street                               55101
           St. Paul, Minnesota                              (Zip Code)
 (Address of principal executive offices)

                               Steven J. Peterson
                         U.S. Bank National Association
                      1555 N. River Center Drive, Suite 301
                               Milwaukee, WI 53212
                                 (414) 905-5010

            (Name, address and telephone number of agent for service)

                              Wisconsin Gas Company
                     (Issuer with respect to the Securities)

          Wisconsin                                     39-0476515
 (State or other jurisdiction of           (I.R.S. Employer Identification No.)
  incorporation or organization)

  231 West Michigan Street, P.O. Box 2046                    53201
          Milwaukee, Wisconsin                             (Zip Code)
 (Address of Principal Executive Offices)

                                  Debt Securities
                        (Title of the Indenture Securities)

                                    FORM T-1
                                    --------

Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.

    a) Name and address of each examining or supervising authority to which it is subject.

       Comptroller of the Currency
       Washington, D.C.

    b) Whether it is authorized to exercise corporate trust powers.

       Yes

Item 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

       None

Items 3-15 Items 3-14 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee. Item 15 is not applicable because the Trustee is not a foreign trustee.

Item 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

    1. A copy of the Articles of Association of the Trustee.*

    2. A copy of the certificate of authority of the Trustee to commence business.*

    3. A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

    4. A copy of the existing bylaws of the Trustee.*

    5. A copy of each Indenture referred to in Item 4. Not applicable.

    6. The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

    7. Report of Condition of the Trustee as of March 31, 2003, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Registration Number 333-67188.

                                      NOTE

    The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

                                    SIGNATURE

    Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Milwaukee, State of Wisconsin on the 6th day of August, 2003.

       U.S. BANK NATIONAL ASSOCIATION

       By: /s/ Steven J. Peterson
           ----------------------
       Steven J. Peterson
       Assistant Vice President

By: /s/ Michael K. Herberger
    ------------------------
Michael K. Herberger
Trust Officer

                                    Exhibit 6

                                     CONSENT

    In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: August 6, 2003

       U.S. BANK NATIONAL ASSOCIATION

       By: /s/ Steven J. Peterson
           ----------------------
       Steven J. Peterson
       Assistant Vice President

By: /s/ Michael K. Herberger
    ------------------------
Michael K. Herberger
Trust Officer

                                    Exhibit 7

                         U.S. Bank National Association
                        Statement of Financial Condition
                                 As of 3/31/2003

                                    ($000's)

                                                                       3/31/2003
                                                                       ---------
Assets

         Cash and Due From Depository Institutions                   $ 9,084,839
         Federal Reserve Stock                                                 0
         Securities                                                   30,038,992
         Federal Funds                                                   833,567
         Loans & Lease Financing Receivables                         115,894,797
         Fixed Assets                                                  1,462,006
         Intangible Assets                                             9,080,815
         Other Assets                                                 11,583,795
                                                                    ------------

                  Total Assets                                      $177,978,811

Liabilities

         Deposits                                                   $121,508,878
         Fed Funds                                                     3,820,981
         Treasury Demand Notes                                                 0
         Trading Liabilities                                             454,575
         Other Borrowed Money                                         21,082,000
         Acceptances                                                     139,821
         Subordinated Notes and Debentures                             5,694,952
         Other Liabilities                                             5,164,656
                                                                    ------------
                  Total Liabilities                                 $157,865,863

Equity

         Minority Interest in Subsidiaries                            $  993,907
         Common and Preferred Stock                                       18,200
         Surplus                                                      11,015,123
         Undivided Profits                                             8,085,718
                                                                    ------------

                  Total Equity Capital                               $20,112,948

TOTAL LIABILITIES AND EQUITY CAPITAL                                $177,978,811


To the best of the undersigned's determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By: /s/ Steven J. Peterson
    ----------------------
Steven J. Peterson
Assistant Vice President

Date: August 6, 2003